Exhibit 10.2

Cost Allocation Agreement

Between

DISH Network Corporation

and

EchoStar Corporation

This Cost Allocation Agreement (this “Agreement”) is entered into as of April 29, 2011, by and between DISH Network Corporation (“DISH”), a Nevada corporation, and EchoStar Corporation (“SATS”), a Nevada corporation.

WHEREAS, on April 29, 2011, DISH, SATS and TiVo Inc. (“TiVo”) wishing to avoid the expense of further litigation, entered into a settlement agreement resolving litigation concerning, among other things, the alleged infringement of certain intellectual property (the “TiVo Settlement Agreement”);

WHEREAS, as part of the TiVo Settlement Agreement, TiVo agreed, among other things, to grant DISH and SATS certain releases and certain licenses with respect to certain patents, and DISH and SATS agreed, among other things, to grant TiVo certain releases and certain licenses with respect to certain patents and to make certain payments to TiVo;

WHEREAS, DISH and SATS desire to enter into this agreement to allocate between DISH and SATS certain amounts payable to TiVo pursuant to the TiVo Settlement Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants, agreements and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DISH and SATS hereby agree, intending to be legally bound, as follows:

1.                                       Initial Settlement Payment Allocation.  DISH and SATS agree that: (i) DISH shall pay $289,890,000 of the initial settlement payment of $300 million under the TiVo Settlement Agreement (the “Initial Settlement Payment”); and (ii) SATS shall pay the remaining $10,110,000 of the Initial Settlement Payment.

2.                                       Future Installment Payments Allocation.  DISH and SATS agree that: (i) DISH shall pay 95% of the future annual installment payments under the TiVo Settlement Agreement (the “Future Installment Payments”); and (ii) SATS shall pay the remaining 5% of the Future Installment Payments.

3.                                       Payments.  DISH and SATS agree that: (i) DISH shall pay TiVo the total amount of the Initial Settlement Payment and the Future Installment Payments, as such payments become due under the TiVo Settlement Agreement; and (ii) SATS shall pay DISH its respective share of the Initial Settlement Payment and the Future Installment Payments pursuant to Sections 1 and 2 hereof.

4.                                       Further Assurances.  DISH and SATS agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement as provided for in Section 4.2 of that certain Separation Agreement by and between DISH and SATS dated December 31, 2007 (the “Separation Agreement”).

5.                                       Capitalized Terms.  Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Separation Agreement.

6.                                       Dispute Resolution.  Any dispute arising under this agreement shall be settled in accordance with the provisions of Article VIII of the Separation Agreement.

7.                                       Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction.

8.                                       Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties hereto with respect to such subject matter. No agreements or understandings exist between the parties hereto other than those set forth or referred to herein or therein.

9.                                       Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof; or the application of such provision to Persons or circumstances; or the affected provisions or applications in jurisdictions other than those in which such determination has been made, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties hereto.

10.                                 Waiver.

(a)  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or the parties hereto entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party hereto, it is in writing signed by an authorized representative of such party.

(b)  Waiver by any party hereto of any default by the other party hereto of any provision of this Agreement shall not be construed to be a waiver by the waiving party of any subsequent or other default, nor shall it in any way affect the validity of this Agreement or any party hereof or prejudice the rights of the other party thereafter to enforce each and ever such provision.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.                                 Controlling Documents.  To the extent that the provisions of this Agreement, conflict with the provisions of the Separation Agreement, the provisions of this Agreement shall govern.

12.                                 Specific Performance.  The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that, as between DISH and SATS, any party hereto by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between DISH and SATS, or prevent any violation hereof, and, to the extent permitted by Applicable Law, as between DISH and SATS, each party hereto waives any objection to the imposition of such relief.

13.                                 Amendments.  No provisions of this Agreement shall be deemed amended, modified or supplemented by any party hereto, unless such amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such amendment, supplement or modification.

14.                                 Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing, shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or mail or courier or facsimile (upon receipt of confirmation of successful transmission), as follows:

If to DISH:                                                                                     9601 S. Meridian Blvd.

Englewood, CO 80112

Attention: General Counsel

Fax: (303) 723-1699

If to SATS:                                                                                  100 Inverness Terrace East

Englewood, CO 80112

Attention: General Counsel

Fax: (303) 723-1699

15.                                 Headings; Construction.  The captions of sections and subsections in this Agreement are provided for convenience only and shall not be considered in resolving questions of interpretation or construction of this Agreement. DISH and SATS hereby acknowledge and agree that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereof.

16.                                 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties thereto and delivered to the other party or parties.

WHEREFORE, the parties have signed this Agreement effective as of the date first set forth above.

DISH NETWORK CORPORATION

By:
Name:
Title:

ECHOSTAR CORPORATION

By:
Name:
Title: